                                 EXHIBIT C
                        PRIVATE PLACEMENT MEMORANDUM
                               DATED 10/3/95

TABLE OF CONTENTS                         4,000,000 SHARES

SUITABILITY STANDARDS. . .1            TAMPA BAY CORPORATION.
SUMMARY OF OFFERING. . . .2
THE COMPANY. . . . . . . .3      -----------------------------------
  BUSINESS . . . . . . . .3
  PRODUCTS . . . . . . . .3               PRIVATE PLACEMENT
  PERSONNEL AND                              MEMORANDUM
  MANAGEMENT . . . . . . . 3     -----------------------------------
  CAPITALIZATION . . . . . 4
RISK FACTORS . . . . . . . 5    No broker-dealer or other person has
  OPERATING RISKS. . . . . 5  been authorized to give any information or
  INVESTMENT RISKS . . . . 5  to make any representations other than
TERMS OF THE OFFERING . . 6 those contained in this Private Placement DESCRIPTION OF STOCK . . . 7 Memorandum, and if given or made, such
SECURITY OWNERSHIP OF         information or representations must not be
CERTAIN BENEFICIAL OWNERS     relied upon as having been authorized by
AND MANAGEMENT . . . . . . 7  the Company.  This Private Placement
APPLICATION OF FUNDS . . . 8  Memorandum does not constitute an offer to
DILUTION . . . . . . . . . 8  sell or a solicitation of an offer to buy
CONFLICTS OF INTEREST. . . 9  any securities in any jurisdication to any
LEGAL PROCEEDINGS. . . . .10  person to whom it is unlawful to make such
SUBSCRIPTION FOR SHARES. .10  offer or solicitation in such jurisdiction.
LIST OF OTHER MATERIAL        Neither the delivery of this Private
DOCUMENTS. . . . . . . . .10  Placement Memorandum nor any sale made hereunder shall under any circumstances
EXHIBITS                      create any implication that there has been
                              no change in the affairs of the Company
A. Form Subscription Document since the date hereof.


                                      OCTOBER 3, 1995

Offered To:                                  Memorandum No.
           ------------------                               ----------

                       PRIVATE OFFERING MEMORANDUM
                         TAMPA BAY CORPORATION

                 2728 E. Indian School Road, Suite 29
                           Phoenix, AZ 85018

                           October 3, 1995

     Tampa Bay Corporation, a Nevada corporation ("Company"), hereby offers to certain qualified investors ("Investors") 4,000,000 shares of its common stock, par value $0.001 per share (singularly "Share" and collectively "Shares").

     Offering Price:         $       .05 per Share
     Minimum Investment:     $  4,000.00 (100,000 Shares)
     Maximum Offering:       $200,000.00 (4,000,000 Shares)

________________________________________________________________________

     THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL EQUITY VALUE DILUTION. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
INVESTMENT.
________________________________________________________________________

     THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES REGULATORY AUTHORITY. THESE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FORM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF THE STATES IN WHICH THE SECURITIES WILL BE OFFERED. THE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH REGISTRATION ACT AND APPLICABLE STATE LAW PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
________________________________________________________________________

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR BY THE SECURITIES REGULATORY AUTHORITY ANY STATE, NOR HAS THE SEC OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR. ADEQUACY OF THIS PRIVATE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
________________________________________________________________________

                          Price to                     Proceeds to
                        Investors (1)   Commission     Company (2)
________________________________________________________________________

Per Share               $       .05         -0-       $       .05
Minimum Investment      $  4,000.00         -0-       $  4,000.00
Total Maximum           $200,000.00         -0-       $200,000.00
________________________________________________________________________

     (1) The Shares are offered for cash only. The offering price per Share has been arbitrarily established by the Company and bears no relationship to earnings, book value or other recognized criteria of value.

     (2) Amounts indicated to not include legal, accounting, printing, filing fees and miscellaneous costs, which are estimated not to exceed a total of $6,000.00. The Company will pay a portion of the costs of this offering ("Offering") from the proceeds of the Offering.
________________________________________________________________________

     THE DELIVERY OF THIS PRIVATE OFFERING MEMORANDUM SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED AND SHALL CONSTITUTE AN OFFER ONLY TO THE PERSON NAMED ABOVE. THIS MEMORANDUM IS PRIVATE, PERSONAL AND CONFIDENTIAL. THE OFFEREE, BY THE ACCEPTANCE OF THIS MEMORANDUM, AGREES NOT TO DELIVERY OR DISTRIBUTE THIS MEMORANDUM TO ANY PERSON, FIRM OR ENTITY OTHER THAN HIS ADVISORS.
________________________________________________________________________

     THE COMPANY WILL MAKE AVAILABLE TO EACH OFFEREE, HIS REPRESENTATIVE(S), OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, TO THE EXENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.
________________________________________________________________________

     The Shares are offered subject to prior sale and are offered only upon the conditions specifically set forth in this Memorandum. This offering will terminate on the earliest of the following events: (i) The election of the Company, in its sole discretion, to terminate the Offering or to suspend further issuance of the Shares, (ii) the Company accepts subscriptions for Shares in the principal amount of $200,000.00, or (iii) December 31, 1995. In its sole discretion, the Company may elect to terminate this Offering at any time, even if subscriptions have been received and accepted.
________________________________________________________________________

________________________________________________________________________

     The Shares offered pursuant to this Memorandum are offered to Investors at a price of $.05 per Share, with a minimum purchase per Investor of 100,000 Shares or $5,000. The Company, in its sole discretion, may accept subscriptions for less than $5,000.
________________________________________________________________________

     PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS CONSTITUTING LEGAL OR BUSINESS ADVICE. EACH INVESTOR SHOULD CONSULT HIS PERSONAL LEGAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, FINANCIAL AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND THE SUITABILITY OF AN INVESTMENT IN THE SHARES.
________________________________________________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OR THE SHARES OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON.
________________________________________________________________________

     FOR NEW YORK RESIDENTS ONLY: THIS PRIVATE PLACEMENT OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
________________________________________________________________________

                             TABLE OF CONTENTS


                                                            Page
                                                            ----
I.    SUITABILITY STANDARDS. . . . . . . . . . . . . . . . . 1

II.   SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . 2

III.  THE COMPANY. . . . . . . . . . . . . . . . . . . . . . 3

      A.  BUSINESS . . . . . . . . . . . . . . . . . . . . . 3
      B.  PRODUCTS . . . . . . . . . . . . . . . . . . . . . 3
      C.  PERSONNEL AND MANAGEMENT . . . . . . . . . . . . . 3
      D.  CAPITALIZATION . . . . . . . . . . . . . . . . . . 4

IV.   RISK FACTORS . . . . . . . . . . . . . . . . . . . . . 5

      A.  OPERATING RISKS. . . . . . . . . . . . . . . . . . 5
      B.  INVESTMENT RISKS . . . . . . . . . . . . . . . . . 5

V.    TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . 6

VI.   DESCRIPTION OF STOCK . . . . . . . . . . . . . . . . . 7

VII.  SECURITY OWNERSHI OF CERTAIN BENEFICIAL
      OWNERS AND MANAGEMENT. . . . . . . . . . . . . . . . . 7

VIII. APPLICATION OF FUNDS . . . . . . . . . . . . . . . . . 8

IX.   DILUTION . . . . . . . . . . . . . . . . . . . . . . . 8

X.    CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . 9

XI.   LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . .10

XII.  SUBSCRIPTION FOR SHARES. . . . . . . . . . . . . . . .10

XIII. LIST OF OTHER MATERIALS. . . . . . . . . . . . . . . .10

                         I.  SUITABILITY STANDARDS

     PURPOSE OF THIS DOCUMENT. A primary premises of the federal and state securities laws is that a prospective investor should make an investment decision only after he has been advised of all material facts relating to the investment, including the attendant risks. Thus, while the Company's intent in preparing this Private Offering Memorandum ("Memorandum") is to describe an investment in the Company in general terms, particular attention has been given to a discussion of the risks involved in purchasing the Shares. Each prospective Investor should consider carefully all of the matters discussed in this Memorandum.

     SUITABILITY OF THE INVESTMENT. A purchase of the Shares involves significant risks and is suitable for certain Investors only. A prospective Investor should consult with his own legal counsel, accountant, business advisor and/or purchaser representative concerning the suitability of a purchase of the Shares. The Company has adopted minimum suitability standards limiting the sale of the Shares to (a) natural person (including Individual Retirement Accounts with beneficial owners) or entities who can represent that (i) they have a present net worth of at least $200,000, or are purchasing in a fiduciary capacity for a person or entity having such net worth; or (ii) they have or expect to have taxable income as defined by the applicable Internal Revenue Code ("Code") provisions, in excess of $50,000 in 1994 and subsequent years, or (b) Keogh plans and other tax-exempt pensions and profit sharing trusts with total assets in excess of $200,000. These standards represent minimum requirements for prospective investors and do not necessarily mean that the Shares are a suitable investment for any prospective Investor who meets these requirements. A prospective Investor also may have to meet other suitability standards established by the state of his residence.

     The Shares are being offered pursuant to exemptions from federal registration contained in Sections 3(b), 4(2) and 4(6) of the 1933 Act, as amended, and Rule 504 of Regultion D promulgated under the 1933 Act and similar statutory exemptions from registration in the slates in which this Offering is being made. To assure compliance with the requirements of these exemptions, a prospective Investor will be required to furnish certain information to the Company and to make certain representations and warranties to the Company as to his net worth, taxable income and ability to evaluate the merits and risks of a purchase of the Shares. In addition, each prospective Investor will be required to represent that either he, or he and his purchaser representative together, has the ability to evaluate the merits and risks of a purchase of the Shares based upon his knowledge and experience in financial and business matters. Prospective Investors using a purchaser representative must specifically designate their purchaser representative in writing.

     Each prospective Investor will be required to execute and deliver to the Company a Subscription Agreement and Investor Suitability Form in the form attached to this Memorandum as "Exhibit A" (the "Subscription Document"). The Subscription Document is subject to the approval of and acceptance by the Company. The Company may reject a subscription for any reason.

                        II.  SUMMARY OF THE OFFERING

     THIS SUMMARY IS INTENDED ONLY TO GIVE HIGHLIGHTS OF THE MATERIALS CONTAINED ELSEWHERE IN THIS MEMORANDUM. PROSPECTIVE INVESTORS ARE ADVISED TO READ THE ENTIRE PRIVATE OFFERING MEMORANDUM CAREFULLY. ALL INFORMATION CONTAINED IN THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS MEMORANDUM.

     ISSUER. Tampa Bay Corporation, a Nevada corporation (the "Company") is the issuer of the Shares. The address of the Company is 2728 East Indian School Road, Suite 29, Phoenix, Arizona, 85018, telephone: (602) 840-0687.

     TERMS OF THE OFFERING. The Company is offering up to 4,000,000 shares of its common stock, par value $0.001 per share (the "Shares"). The minimum investment for an Investor is 100,000 Shares, or $5,000. The Company, in its sole discretion, may accept subscriptions for up to an aggregate of 5,000,000 Shares, or $200,000.00, until December 31, 1995, or until such earlier date as the Company determines that this Offering shall be terminated. In its sole discretion, the Company may elect to terminate this Offering, even if subscriptions for Shares have been received and accepted by the Company. See "Terms of the Offering" and "Subscription for Shares."

     COMPANY'S BUSINESS. The Company is a holding company for acquired companies. On September 20, 1995, the Company formed a wholly owned subsidiary in which to form a Joint Venture with Sun Broadcasting, Inc.
Sun Broadcasting, Inc. is a producer of interactive multi-platform audio-video devices known as "CD-ROM." Sun Broadcasting owns and controls certain audio and video programs featuring various artists and performances which are capable of being incorporated into CD-Rom programs. On September 20, 1995 the Company acquired Desert Health Products, Inc. as a wholly owned subsidiary. Desert Health Products, Inc. markets health food supplements and skin care related products. Also on September 20, 1995, the Company acquired 80% of Krystal Kleer, Inc. as a subsidiary company. Krystal Kleer, Inc. presently markets water purifiers. See "The Company - Business".

     RISK FACTORS. The Offering involves a speculative investment with substantial risks, including those set forth under the heading entitled "Risk Factors". Although the Company will use its best efforts to protect the investments of the Investors, there is no assurance that the Company's efforts will be successful. Accordingly, a prospective Investor should not view the Company or its officers, directors, employees or agents as guarantors of the financial success of an investment in the Shares. See "Risk Factors".

     LIMITED TRANSFERABILITY OF THE SHARES. The Shares have not been registered under the 1933 Act or the securities laws of any state. However, the shares of common stock purchased pursuant to this Offering will not be "restricted" shares. See "Risk Factors", "Terms of the Offering" and "Subscription for Share".

     LIMITATION OF LIABILITY. Except for the amounts paid by Investors for their purchase of any Shares and as required by Nevada law, no Investor will be liable for any debts of the Company or be obligated to contribute any additional capital or funds to the Company. See "Risk Factors".

     SUITABILITY STANDARDS. Each Investor must meet certain eligibility standards established by the Company for the purchase of the Shares. See "Suitability Standards - Suitability of the Investment", "Terms of the Offering" and "Subscription for Shares".

     USE OF PROCEEDS. The Company plans to distribute the monies obtained from this Offering in order toue operations.

                             III.  THE COMPANY

A.  BUSINESS

     The Company was incorporated under the laws of the State of Nevada on the 18th day of March 1987. The Company was organized for the purpose of engaging in the business of production of television and radio shows for syndication and the production of commercials. On September 20, 1995 the Company formed three subsidiaries: including, a Joint Venture with Sun Broadcasting, Inc., the Company acquired 100% of Desert Health Products, Inc. and 80% of Krystal Kleer, Inc.

B.  PRODUCTS

     Sun Broadcasting, Inc. is a producer of interactive multi-platform audio-video devices known as "CD-ROM." Sun Broadcasting owns and controls certain audio and video programs featuring various artists and performers which are capable of being incorporated into CD-Rom programs. Desert Health Products, Inc. markets health food supplements and skin care related products. Krystal Kleer, Inc. presently markets water purifiers.

C.  PERSONNEL AND MANAGEMENT

     OFFICERS AND DIRECTORS. The following information sets forth the names of the officers and directors of the Company, their present position with the Company and biographic information:

NAME                     POSITION       HELD SINCE
----                     --------       ----------

Jeffrey S. Taylor        President      September 1995
Randy Howard             Secretary      September 1995

     MR. RANDALL HOWARD was the president of AutoLogic, Inc. from 1992 until 1994. AutoLogic, Inc. marketed anti-theft systems for automobiles. He has owned and operated several direct sales related businesses over the years.

     MR. JEFFREY TAYLOR is the Owner of Digital Ink, a graphic design firm. Mr. Taylor has been the owner of Digital Ink since 1988. Prior to this venture he was a licensed Stock Broker working at Toluca Lake Securities in Toluca Lake, California from 1986 to 1988. In addition, Mr. Taylor worked at Hamilton Bonner Securities in Denver, Colorado from 1985 until 1896.

D.  CAPITALIZATION

     As originally incorporated, the Company was authorized to issue 50,000,000 shares of common stock at a par value of $0.001 per share.

     On December 4, 1990 the Company's shareholders consented to a one-for-twenty (1:20) share reverse split of the Company's issued and outstanding common stock.

     If all of the shares being offered by the Company pursuant to this Offering are sold, the Company will have a total of 4,982,100 shares of common stock issued and outstanding.

     The capitalization of the Company as of June 30, 1995, and the adjusted capitalization of the Company giving effect to the sale of all 4,000,000 Shares pursuant to this Offering and the application of the proceeds of the Offering is as follows:

                                                          Maximum
                                          Actual        As Adjusted
                                          ------        -----------
DEBT:

     Total Current Liabilities          $  -0-            $  -0-

STOCKHOLDERS' EQUITY:

     Common stock, par value $0.001;        82             4,082
     authorized shares of 50,000,000;
     82,100 shares outstanding;
     42,082,100 shares outstanding
     as adjusted

     Paid in Capital                    26,590           216,590

     Accumulated Deficit               (26,672)          (26,672)

     Total Stockholders' Equity            -0-           194,000

     Total Liabilities and              $  -0-          $194,000
     Stockholders' Equity

                             IV.  RISK FACTORS

     An investment in the Shares involves a high degree of risk. No prospective Investor should acquire the Shares unless he can afford a complete loss of his investment. The risks described below are those which the Company deems most significant as of the date hereof. Other factors which may have a material impact on the operations of the Company may not be foreseen. In addition to the other factors set forth elsewhere in this Memorandum, prospective Investors should carefully consider the following specific risk factors:

A.  OPERATING RISKS

     GENERAL. The economic success of an investment in the Shares depends, to a large degree, upon many factors over which the Company has no control. These factors include general economic, industrial and international conditions; inflation or deflation; fluctuation in interest rates; the availability of, and fluctuations in, the money supply, the Company's competition; and governmental regulations.

     COMPETITION. Each of the Company's subsidiaries has competed successfully in its market segments with both price and quality of its product lines.

     CHANGING TECHNOLOGY. The success of the Company will depend, in part, upon the ability of its management to keep abreast of industrial changes. The current product lines of Krystal Kleer, Inc. are the leading edge of the technology that is approved for sale in the United States. Krystal Kleer is a member of the Water Quality Association and constantly stays on top of the latest advances in the industry.

     MARKETING OF PRODUCTS. The Company's success will depend, in part, upon its ability to market its products and services. The Company intends to support its distributors, retailers and foreign agents by continually disseminating current information and marketing materials.

     LACK OF OPERATIONAL CAPITAL. The Company may not generate substantial operating funds during the next year. As additional funding becomes avargins. The operational needs of the Company are in order of personnel and marketing. These tools will allow the company to expand its sales of existing product lines.


B.  INVESTMENT RISKS

     SPECULATIVE INVESTMENT. The Shares are a very speculative investment. Although the Company is confident it will succeed in its endeavors, Investors could lose their entire investment.

     RESTRICTION OF TRANSFERABILITY. While the Company believes that no restriction exists for the transfer of the Shares being offered by the Company, an investment in the Shares may be a long-term investment. Investors who do not wish or who are not financially able to hold the Shares for a substantial period of time are advised against purchasing Shares. The Shares are not registered under the 1933 Act or under the securities laws of any state, but are being offered by the Company under the exemption from registration provided by Rule 504 under Regulation D and related state and foreign exceptions.

     DILUTION FOR INVESTORS. A purchase of the Shares will result in no immediate dilution of a shareholder's net tangible book value of approximately $.05 per share if all 4,000,000 Shares are sold.
Accordingly, no proportionately greater risk of loss will be borne by the Investors, who will, by their investment, contribute a substantial portion of the Company's capital. See "Dissolution".

     "BEST EFFORTS" OFFERING. The Shares are being offered on a "best efforts" basis by the Company. No person or entity is committed to purchase or take down any of the Shares offered pursuant to this Offering.

     MANAGEMENT AND OPERATION EXPERIENCE. The Company's officers, directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations and marketing, but their experience in these fields in limited. There is no assurance that such experience will result in the success for the Company.

     OTHER RISKS. No assurance can be given that the Company will be successful in achieving its stated objectives, that the Company's business, once business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.


                         V.  TERMS OF THE OFFERING

     The Company is offering to qualified investors a maximum of 4,000,000 Shares at a purchase price of $.05 per Share of the Company's common stock. The Company may, in its sole discretion, terminate the Offering at any time. The Offering will close on the earliest of December 31, 1995 or the election of the Company when all of the Share are sold.

     The minimum subscription is $5,000 (100,000 Shares) per Investor, although the Company, in its sole discretion, may accept subscriptions for lesser amounts.

     The Shares are being offered and sold by the Company under the exemption from registratoin contained in Rule 504 under Regulation D and related exemptions from state registration requirements. Rule 504 permits the Company to offer and sell its stock in an amount no exceeding $1,000,000 to an unlimited number of persons. Until 1992, Rule 504(b)(2)(ii) imposed a limited disclosure obligation of all issuers such as the Company which was intended to ensure that investors in a Rule 504 transaction were clearly advised of the restricted character of the securities being offered for sale. This requirement was eliminated in July, 1992 at which time the Securities and

Exchange Commission adopted an amendment to Rule 504 that eliminated all limitations on the manner of offering of stock under that rule and/or the resale of stock purchased in reliance on that rule. Therefore, following adoption of the 1992 amendment, the securities being offered and sold by the Company pursuant to the present Offering are available for immediate resale by nonaffiliates of the issuer.

     The Shares are being offered on a "best efforts" basis by the Company and certain expenses of the Offering will be paid from the proceeds of the Offering. The Company anticipates that such expenses will not exceed $6,000.

                         VI.  DESCRIPTION OF STOCK

     The following discussion describes the stock and other securities of the Company.

     GENERAL. The Company currently has 50,000,000 authorized common shares, par value $0.001 per share, of which 82,100 common shares were issued and outstanding as of September 15, 1995. All of the outstanding common share of the Company are fully paid for and nonassessable.

     VOTING RIGHTS. Each share of the 82,100 shares of the Company's common stock held by its current shareholders is entitled to one vote at shareholders meetings.

     DIVIDENDS. The Company has never paid a dividend and does not anticipate doing so in the near future.

     OPTIONS. The Company currently has no options outstanding in relation to its common stock.

     MISCELLANEOUS RIGHTS AND PROVISIONS. Shares of the Company's common stock have no preemptive rights. The Shares do not have any conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The Shares when paid for by Investors, will be fully paid and nonassessable. Each share of the Company's common shares is entitled to share ratably in any asset available for distribution to holders of equity securities upon the liquidation of the Company.

               VII.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     As of the date of this Disclosure Memorandum there is no individual or group that owns in excess of 5% of the Company's common shares, nor do either of the Directors/Officers own any percentage of the Company's common shares. As of September 15, 1995, the Company had approximately 40 shareholders of record.

                         VII.  APPLICATION OF FUNDS

     The Company will incur expenses in connection with the Offering in an amount anticipated not to exceed $6,000.00 for legal fees, accounting fees, filing fees, printing costs and other expenses. If the maximum number of Shares are sold, the Company anticipates that the net proceeds to it from the Offering will be as follows:

                                                      Maximum
     Item                                             Shares Sold
     ----                                             -----------

Gross Proceeds of Offering                            $200,000.00

LESS: Costs of Offering                               $  6,000.00

     TOTAL PROCEEDS RECEIVED:                         $194,000.00

NET FUNDS AVAILABLE TO COMPANY

     The Company estimates that the costs of the Offering will be as follows: (I) legal fees of approximately $5,000, (ii) accounting fees of approximately $700, (iii) filing fees of approximately $150, and (iv) printing and other miscellaneous costs of approximately $150.


     The Company may need additional amounts of capital before it can realize commercial sales of any product. These monies will have to come from borrowing or the future sale of the Company's common stock.


                               IX.  DILUTION

     As of September 15, 1995, the officers, directors, organizers and present shareholders of the Company owned a total of 82,100 shares of the Company's common stock. These shares of common stock had a total net tangible book value at September 15, 1995 of ($0). Net tangible book value per share represents the amount of total tangible assets of the Company less its total liabilities, divided by the number of shares of common stock subject to outstanding options. After giving effect to the sale of all 4,000,000 Shares offered pursuant to this Offering, at a purchase price of $.05 per Share (less anticipated offering expenses of up to $6,000) the unaudited pro forma net tangible book value of the Company at such date would have been $194,000, or $.05 per share. These amounts represent an anticipated immediate increase in value per share for the present shareholders of the Company's common stock, but no immediate anticipated dilution per share for the purchasers of the Shares pursuant to the Offering.



     The following table illustrates the anticipated per share dilution to Investors after giving

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

effect to the sale of Shares offered pursuant to the Offering.

                                      MAXIMUM
                                      OFFERING
                                      --------

Shares to be outstanding
upon completion of Offering           4,082,100

Net tangible book value prior          $  -0-
to Offering

Net tangible book value                $  .05
after Offering

Offering Price (per share)             $  .05

Dilution to Investors (per share)      $  -0-

Gain to present shareholders
(per share)                            $  .05


                         X.  CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationships with its officers and directors. Because the Company will be operated by its officers and directors, these conflicts will not be resolved through arms-length negotiations, but through the exercise of such officers' and directors' judgment, consistent with their fiduciary responsibility to the Investors and the Company's investment objectives and policies. These potential conflicts include, among others, those listed below.

     GENERAL COMPETITION. The Company's officers and directors engage, for their own account, or for the account of others, in business activities other than those of the Company. Neither the Company nor any shareholder of the Company will be entitled to any interest in such business activities. The officers and directors will owe a fiduciary and legal responsibility to the Company and may also owe similar obligations to other corporation, partnerships or investor groups. As a result, there may be conflicting demands on the time and efforts of the officers and directors. While these conflicts cannot be eliminated, the officers and directors believe such conflicts will not materially affect their obligation to act in the best interests of the Investors or the Company.

     LACK OF SEPARATE REPRESENATATION. The Company, its shareholders, affiliates and the Investors are not represented by separate counsel and it is not anticipated that they will be represented by separate counsel in the future.

     COUNSEL. Jeffery Bradpiece, Esq. of Torrance, California, serves as legal counsel to the

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                                     E-54

Company and may, from time to time, serve in such capacity to the Company's affiliates. Mr. Bradpiece may not act as counsel to other corporation or entities organized by the officers and directors of the Company.

     BENEFITS TO CURRENT SHAREHOLDERS. The current shareholders will receive an immediate increase in the value of the common stock of the Company they currently hold as a result of the purchase of the Shares by Investors pursuant to this offering. See "Dilution".

                           XI.  LEGAL PROCEEDINGS

     The Company is aware of no legal proceedings that may have material impact on its business at this time.

                       XII.  SUBSCRIPTION FOR SHARES

     To subscribe for the Shares offered hereby, an Investor must complete and sign the Subscription Document. Examples of that document is attached hereto as "Exhibit A". The Subscription Document, together with a certified check, bank cashier's check, money order or a personal check for the appropriate amount of money as set forth in the Subscription Document must be tendered to the Company by each prospective Investor with his Subscription Document.

     Each prospective Investor will be required specifically to: (a) acknowledge receipt of this Memorandum; (b) represent that his subscription is based on no information other than that provided in this Memorandum; (c) represent his conformance to the Investor suitability standards required of purchasers of the Shares; and (d) acknowledge his recognition of the risks involved in purchasing the Shares.

     THE COMPANY WILL RELY UPON THE ACCURACY OF EACH PROSPECTIVE INVESTORS'S REPRESENTATIONS AS SET FORTH IN THE SUBSCRIPTION DOCUMENT. THE COMPANY MAY REQUIRE ADDITION EVIDENCE THAT A PROSPECTIVE INVESTOR MEETS THE STANDARDS SET FORTH IN THIS MEMORANDUM AT ANY TIME PRIOR TO ACCEPTANCE OF
A PROSPECTIVE INVESTOR'S SUBSCRIPTION. A PROSPECTIVE INVESTOR IS NOT REQUIRED TO SUPPLY SUCH INFORMATION, BUT THE COMPANY MAY REJECT A SUBSCRIPTION DOCUMENT OF ANY PROSPECTIVE INVESTOR WHO FAILS TO SUPPLY SUCH INFORMATION.

                  XIII.  LIST OF OTHER MATERIAL DOCUMENTS

     The originals or copies of the documents discussed herein are available for inspection by potential Investors at the offices of the Company. Prospective Investors may request to review such other documents during normal business hours, as long as such request do not result in an undue financial burden on the Company.

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